                                                                 EXHIBIT (d)(2)

                             STOCKHOLDER AGREEMENT

   STOCKHOLDER AGREEMENT (this "Agreement"), dated as of February 13, 2002, among Smith & Nephew, Inc., a Delaware corporation ("Parent"), Orchid Merger Corp, a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"), and the undersigned stockholder (the "Stockholder") of ORATEC Interventions, Inc., a Delaware corporation (the "Company").

   WHEREAS, Parent, Sub and the Company are contemporaneously with the execution hereof entering into an Agreement and Plan of Merger dated as of even date herewith (as the same may be amended or supplemented, the "Merger Agreement") to provide for the making of a cash tender offer (as such offer may be amended from time to time, the "Offer") by Sub for any and all shares of common stock, par value $.001 per share, of the Company (the "Common Stock") at the Offer Price (as defined in the Merger Agreement) and the merger of the Company and Sub (the "Merger");

   WHEREAS, the Stockholder legally and/or beneficially owns that number of shares of Common Stock appearing on the signature page hereof (such shares, as they may be adjusted by any stock dividend, stock split, recapitalization, combination or exchange of shares, merger, consolidation, reorganization or other change or transaction of or by the Company (each, an "Adjustment Event"), and any additional shares of Common Stock that become legally and/or beneficially owned by the Stockholder as the result of the exercise of any stock option, warrant or other security after the date hereof, being referred to herein as the "Subject Shares"); and

   WHEREAS, as a condition to their willingness to enter into the Merger Agreement, Parent and Sub have requested that the Stockholder enter into this Agreement;

   NOW, THEREFORE, to induce Parent and Sub to enter into, and in consideration of their entering into, the Merger Agreement, and in consideration of the premises and the representations, warranties and agreements contained herein, the parties agree as follows:

   1. Representations and Warranties of the Stockholder. The Stockholder hereby represents and warrants to Parent and Sub as follows:

      (a) Authority. The Stockholder has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Stockholder and constitutes a valid and binding obligation of the Stockholder enforceable in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws of general applicability relating to or affecting the enforcement of creditors' rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law). The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, result in any violation of or default (with or without notice or lapse of time or both) under, any provision of any trust agreement, loan or credit agreement, note, bond, security agreement, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to the Stockholder or to the Stockholder's property or assets. Except for informational filings with the SEC, no consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic, foreign or supranational, is required by or with respect to the Stockholder in connection with the execution and delivery of this Agreement or the consummation by the Stockholder of the transactions contemplated hereby.

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

      (b) The Shares. The Stockholder has good and marketable title to the Subject Shares, free and clear of any claims, liens, encumbrances, security interests, proxies, voting trusts, agreements, options, rights or any other encumbrances whatsoever on title, transfer, or exercise of any rights of a stockholder in respect of such Subject Shares except for any encumbrances arising hereunder. The Stockholder owns legally and/or beneficially no shares of Common Stock other than the Subject Shares.

   2. Representations and Warranties of Parent and Sub. Parent and Sub hereby represent and warrant to the Stockholder that each of Parent and Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and Sub, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of Parent and Sub. This Agreement has been duly executed and delivered by Parent and Sub and constitutes a valid and binding obligation of Parent and Sub enforceable in accordance with its terms, except to the extent enforceability is limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws of general applicability relating to or affecting the enforcement or creditors' rights and by the affect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

   3. Covenants of the Stockholder. From and after the date hereof through and including the Termination Date, the Stockholder agrees as follows:

      (a) At any meeting of stockholders of the Company called to vote upon the Merger and the Merger Agreement or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval with respect to the Merger and the Merger Agreement is sought, the Stockholder shall vote (or cause to be voted) the Subject Shares in favor of the Merger, the adoption of the Merger Agreement and the approval of the terms thereof and each of the other transactions contemplated by the Merger Agreement, provided that the terms of the Merger Agreement shall not have been amended to adversely affect the Stockholder.

      (b) At any meeting of stockholders of the Company or at any adjournment thereof or in any other circumstances upon which the Stockholder's vote, consent or other approval is sought, the Stockholder shall vote (or cause to be voted) the Subject Shares against (i) any merger agreement or merger (other than the Merger Agreement and the Merger), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company or any other Takeover Proposal, or (ii) any amendment of the Company's certificate of incorporation or by-laws or other proposal, transaction or agreement involving the Company or any of its subsidiaries, which amendment or other proposal, transaction or agreement would in any manner impede, frustrate, prevent, delay or nullify the Offer, the Merger, the Merger Agreement or any of the other transactions contemplated by the Merger Agreement.

      (c) The Stockholder agrees not to, directly or indirectly (i) sell, transfer, pledge, assign or otherwise dispose of (including by gift), or enter into any contract, option or other arrangement (including any profit sharing arrangement) with respect to the sale, transfer, pledge, assignment or other disposition ("Transfer") of, the Subject Shares to any person other than Sub or Sub's designee; provided, that nothing contained herein will be deemed to restrict (A) the exercise or conversion of any stock option, (B) the entry by the Stockholder into "hedging" or similar economic transactions with respect to the Subject Shares so long as such "hedging" or similar economic transactions do not restrict or otherwise inhibit the Stockholder's ability to vote the Subject Shares in accordance with the requirements of this Agreement and to otherwise comply with the covenants and agreements of the Stockholder contained herein, or (C) the Transfer of any Subject Shares to any person who agrees to be bound by the terms and conditions of this Agreement pursuant to a written agreement in a form reasonably satisfactory to Parent, or (ii) enter into any voting arrangement, whether by proxy, voting agreement or otherwise, in connection, directly or indirectly, with any Takeover Proposal.

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

      (d) Subject to Section 10, the Stockholder shall not, nor shall the Stockholder permit any investment banker, attorney or other adviser or representative of the Stockholder to, (i) directly or indirectly solicit, initiate or encourage the submission of any Takeover Proposal or proposal to acquire the Subject Shares or (ii) directly or indirectly participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Takeover Proposal or proposal to acquire the Subject Shares.

      (e) The Stockholder agrees to validly tender all of the Subject Shares within 10 business days following commencement of the Offer pursuant to and in accordance with the terms of the Offer and, provided that this Agreement has not been terminated, the Stockholder agrees not to withdraw any Subject Shares so tendered prior to the termination of the Offer.

   4. Grant of Proxy. (a) The Stockholder hereby irrevocably grants to, and appoints, Parent and each of its designees, and each of them individually, as the Stockholder's proxy and attorney-in-fact (with full power of substitution and resubstitution), for and in the name, place and stead of the Stockholder, to vote the Subject Shares, or execute one or more written consents in respect of the Subject Shares, (i) in favor of the Merger, the approval of the Merger Agreement and the approval of the terms thereof and each of the transactions contemplated by the Merger Agreement, (ii) against any merger agreement or merger (other than the Merger Agreement and the Merger), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company or any other Takeover Proposal, and (iii) against any amendment of the Company's certificate of incorporation or by-laws or other proposal, transaction or agreement involving the Company or any of its subsidiaries, which amendment or other proposal, transaction or agreement would in any manner impede, frustrate, prevent, delay or nullify the Offer, the Merger, the Merger Agreement or any other transactions contemplated by the Merger Agreement. Notwithstanding anything contained herein to the contrary, such irrevocable proxy will not be exercised by Parent or any of its designees unless the Stockholder breaches its obligations under Section 4 of this Agreement. No proxy is given hereby with respect to any matters other than those enumerated above.

      (b) The Stockholder represents and warrants that any proxies heretofore given in respect of the Subject Shares are revocable, and that any such proxies have been or are hereby revoked.

      (c) The Stockholder hereby affirms that the irrevocable proxy set forth in this Section 4 is given in connection with the execution of the Merger Agreement and that such irrevocable proxy is given to secure the performance of the duties of the Stockholder under this Agreement. The Stockholder hereby affirms that the irrevocable proxy set forth in this Section 4 is coupled with an interest and is intended to be irrevocable in accordance with the provisions of Section 212 of the General Corporation Law of the State of Delaware, as amended, prior to the termination of this Agreement. Notwithstanding anything contained herein to the contrary, this irrevocable proxy shall automatically terminate upon termination of this Agreement.

   5. Further Assurances. The Stockholder will, from time to time, take such actions and execute and deliver, or cause to be executed and delivered, such additional or further transfers, assignments, endorsements, consents and other instruments as Parent or Sub may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement.

   6. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties without the prior written consent of the other parties, except that Sub may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to Parent or to any direct or indirect wholly owned subsidiary of Parent. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns and, in the case of the Stockholder, the heirs, executors and administrators of the Stockholder.

   7. Termination. Except as otherwise provided herein, this Agreement shall terminate upon the earlier of (i) the Effective Time and (ii) a valid termination of the Merger Agreement in accordance with its terms (the "Termination Date").

   8.  General Provisions.

      (a) Expenses. Except as otherwise expressly provided in the Merger Agreement, each party hereto shall pay its own expenses incurred in connection with this Agreement.

      (b) Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity. Each party hereby irrevocably submits to the exclusive jurisdiction of the United States District Court for the District of Delaware in any action, suit or proceeding arising in connection with this Agreement and agrees that any such action, suit or proceeding shall be brought only in such courts (and waives any objection based on forum non conveniens or any other objection to venue therein). Each party hereto waives any right to a trial by jury in connection with any such action, suit or proceeding.

      (c) Notice. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally, one day after being delivered to an overnight courier or when telecopied (with a confirmatory copy sent by overnight courier) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (i) if to Parent or Sub, to:

             Smith & Nephew, Inc.
             160 Dascomb Road
             Andover, Massachusetts 01810
             Attention: Ron Sparks, President
                     Endoscopy Division
             Facsimile No.: 978-749-1005

             with a copy to:

             Smith & Nephew, Inc.
             1450 Brooks Road
             Memphis, Tennessee 38116
             Attention: General Counsel
             Facsimile No.: 901-396-7824

             and

             Sidley Austin Brown & Wood
             Bank One Plaza
             10 South Dearborn Street
             Chicago, Illinois 60603
             Attention: Pran Jha
             Facsimile No.: 312-853-7036

          (ii) if to the Stockholder, to:

             with a copy to:

      (d) Parties in Interest. This Agreement shall inure to the benefit of and be binding upon the parties named herein and their respective successors and assigns. Nothing in this Agreement, expressed or implied, is intended to confer upon any Person other than Parent, Sub or the Stockholder, or their permitted successors or assigns, any rights or remedies under or by reason of this Agreement.

      (e) Entire Agreement; Amendments. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, oral or written, with respect to such transactions. This Agreement may not be changed, amended or modified orally, but only by an agreement in writing signed by the party against whom any waiver, change, amendment, modification or discharge may be sought.

      (f) Headings. The section headings herein are for convenience only and shall not affect the construction of this Agreement.

      (g) Counterparts. This Agreement may be executed manually or by facsimile, in one or more counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall constitute one and the same document.

      (h) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

      (i) Capitalized Terms. Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in the Merger Agreement.

      (j) Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement may be consummated as originally contemplated to the fullest extent possible.

   9. No Limitations on Actions of the Stockholder as a Director. Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement is intended or shall be construed to limit or affect, or give rise to any liability to, any Stockholder who is or becomes (prior to the Termination Date) a director or officer of the Company by virtue of any actions taken by Stockholder in his or her capacity as an officer or director of the Company in exercising his or her rights or obligations under the Merger Agreement or applicable law.

   IN WITNESS WHEREOF, each of Parent and Sub has caused this Agreement to be signed by its officer thereunto duly authorized and the Stockholder has duly signed this Agreement, all as of the date first written above.

                                          SMITH & NEPHEW, INC.

                                          By: _______________________________
                                             Name:
                                             Title:

                                          ORCHID MERGER CORP.

                                          By: _______________________________
                                             Name:
                                             Title:

                                          STOCKHOLDER:

                                          [Name]

                                          By: _______________________________

                                          Number of shares of Common Stock
                                            owned by the Stockholder on the
                                            date hereof: [Number of Shares]

          Schedule of Signatory Stockholders to Stockholder Agreement

                Signatory Stockholder       Shares of Common Stock
                ---------------------       ----------------------
             Venrock Associates............         686,409
             Venrock Associates II, L.P....         621,348
             Patrick F. Latterell..........          20,726
             Jefferey A. Saal..............         620,277
             Kenneth W. Anstey.............         522,893
             Hugh R. Sharkey...............         472,632
             Nancy Wescott.................         141,631
             Terry Mitchell................               0
             Richard M. Ferrari............          77,016
             Roger H. Lipton...............          63,364
             Michael Hassman...............          22,130
             Wayne R. Moon.................               0
                                                  ---------
                Total Shares...............       3,248,426
                                                  =========


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